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                                                                     Exhibit 5.1

                        [LETTERHEAD OF LATHAM & WATKINS]


                                 August 8, 2000

VelocityHSI, Inc.
2175 North California Boulevard, Suite 810
Walnut Creek, California 94596

        Re:      VelocityHSI, Inc.
                 Registration Statement on Form S-1 (File No. 333-36162), 10,000,000 shares of Common Stock, par value $.01 per share
                 -----------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to VelocityHSI, Inc., a Delaware corporation (the "Company") in connection with the registration of shares of common stock of the Company, par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on May 3, 2000 (File No. 333-36162), as amended (the "Registration Statement"), which BRE Properties, Inc., a Maryland corporation ("BRE") proposes to distribute to holders of shares of its common stock in the manner contemplated by the Registration Statement (the "Distribution"). You have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with the registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares to be distributed by BRE in the Distribution. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

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LATHAM & WATKINS
   August 8, 2000
   Page 2

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

                  Subject to the foregoing, it is our opinion that the Shares to be distributed by BRE in the Distribution in the manner contemplated by the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Registration Statement under the heading "Legal Matters".

                                                            Very truly yours,


                                                            /S/ LATHAM & WATKINS

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